EXHIBIT (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
NOLAND COMPANY
at
$74.00 net per share
by
WINVEST INC.
a wholly-owned subsidiary of
PRIMUS INC. (dba WINWHOLESALE INC.)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 16, 2005, UNLESS THE OFFER IS EXTENDED.
April 19, 2005
To our clients:
      Enclosed for your consideration are the Offer to Purchase dated April 19, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Winvest Inc., a Virginia corporation (“Purchaser”) and a wholly-owned subsidiary of Primus Inc. (dba WinWholesale Inc.), a Delaware corporation (“WinWholesale”), to purchase all outstanding shares of common stock, par value $10.00 per share (the “Shares”), of Noland Company, a Virginia corporation (“Noland Company”), at $74.00 per Share, net to the seller in cash without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed is the Letter to Shareholders of Noland Company from Lloyd U. Noland, III, Chairman and President of Noland Company accompanied by Noland Company’s Solicitation/Recommendation Statement on Schedule 14D-9.
      WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

1. The Offer Price is $74.00 per Share, net to the seller in cash without interest thereon.

2. The Offer is being made for all outstanding Shares.

3. Each of the special committee of the Noland Company board of directors comprised of three independent directors (the “Special Committee”) and the Noland Company board of directors has approved the Offer and determined that the terms of the Offer and the Merger, taken together, are fair to, and in the best interests of,

Noland Company and its shareholders. Accordingly, each of the Special Committee and the Noland Company board of directors recommends acceptance of the offer.

4. The Offer is being made in connection with the Agreement of Merger dated as of April 11, 2005 (the “Merger Agreement”) by and among WinWholesale, Purchaser and Noland Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Noland Company (the “Merger”), with Noland Company surviving the Merger as a wholly-owned subsidiary of WinWholesale. In the Merger, each outstanding Share (other than Shares owned by WinWholesale, Purchaser or any of their affiliates) will be converted into the right to receive an amount in cash per Share equal to the price per Share paid pursuant to the Offer, without interest thereon.

5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 16, 2005, UNLESS THE OFFER IS EXTENDED.

6. The Offer is conditioned on, among other things, (a) there being validly tendered (and not withdrawn) immediately prior to the expiration of the Offer, that number of Shares which, when added to the Shares, if any, previously acquired by Purchaser, constitutes more than two-thirds of the issued and outstanding Shares calculated on a fully diluted basis at the time of the expiration of the Offer (the “Minimum Condition”) and (b) the expiration or termination, prior to the expiration of this offer, of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Condition”). Purchaser will not waive the Minimum Condition or the HSR Condition. The Offer is also subject to certain other conditions contained in this Offer to Purchase. See “Introduction” and Sections 1, “Terms of the Offer; Expiration Date,” and 13, “Conditions to the Offer.”

7. Notwithstanding any other provision of the Offer, payment for Shares tendered and accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) the Share certificates evidencing such Shares or a timely confirmation (a “Book-Entry Confirmation”) of the book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE OFFER PRICE FOR SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with such applicable law. If, after such good faith effort, Purchaser is not able to comply with any such law, the Offer will not be made to, and no Shares will be accepted from holders of Shares in such jurisdiction.
      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

Instructions with Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
NOLAND COMPANY
at
$74.00 net per Share
by
WINVEST INC.
a wholly-owned subsidiary of
PRIMUS INC. (dba WINWHOLESALE INC.)
         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated April 19, 2005 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Winvest Inc., a Virginia corporation (“Purchaser”) and a wholly-owned subsidiary of Primus Inc. (dba WinWholesale Inc.), a Delaware corporation (“WinWholesale”), to purchase all outstanding shares of common stock, par value $10.00 per share (the “Shares”), of Noland Company, a Virginia corporation.
      This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
Number of Shares to be tendered*:

Shares

SIGN HERE

Signature(s)

Please Type or Print Name(s)

Please Type or Print Address(es)

Taxpayer Identification or Social Security No.

Dated: ______________________________ , 2005

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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